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                                                                    Exhibit 10.e

                      FIFTH AMENDMENT TO HUFFY CORPORATION
                          1998 KEY EMPLOYEE STOCK PLAN


This Fifth Amendment is made and effective as of April 24, 2003, to the 1998 Key Employee Stock Plan (the "Plan"), under the following circumstances:

The Company desires to amend the Plan and the amendment with respect to Sections 5(a) and 15(a)(i) of the Plan was approved and adopted by the Board of Directors of the Company on February 11, 2003 and April 24, 2003, respectively, and by Shareholders of the Company on April 24, 2003 (with respect to Section 5(a)) and the amendment with respect to Section 21(a) of the Plan was approved and adopted by the Compensation Committee of the Board of Directors of the Company on December 12, 2002.

NOW, THEREFORE, the Plan shall be amended as follows:

1. DEFINITIONS. All capitalized terms herein, unless otherwise specifically defined in this Amendment, shall have the meanings given to them in the Plan.

2. AMENDMENT TO SECTION 5(a). The first sentence of Section 5(a) of the Plan is hereby amended in its entirety to read as set forth below:

         "(a) The total number of shares of Common Stock which may be issued in the aggregate under this Plan, the 1998 Director Stock Incentive Plan and the 1998 Restricted Share Plan shall not exceed 1,856,714 shares subject, however, to adjustments required under the provisions of Section 5(d) hereof."

3. AMENDMENT TO SECTION 15(a)(i). Section 15(a)(i) of the Plan is hereby amended in its entirety to read as set forth below:

         `(i) Upon the termination of the employment of an employee for disability or upon his retirement under a pension plan (defined benefit) for salaried employees or, if the employee is not an active participant under a pension plan (defined benefit) for salaried employees, upon his retirement after reaching the age of 55 and having not less than five years of service with the Company or a subsidiary of the Company, he shall have the right to purchase all or any part of the Common Stock with respect to which he held non-qualified options immediately prior to the date of such termination or retirement, until five years after such retirement, or termination due to disability, whichever is first to occur. The employee shall also have the right within the period of three (3) months next following the date of such termination or retirement, to purchase all or any part of the Common Stock with respect to which he was entitled to exercise Incentive Stock Options immediately prior to the date of such termination or retirement or to exercise any equivalent stock appreciation right which he was entitled to exercise immediately prior to the date of such termination or retirement.'


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4.   AMENDMENT TO SECTION 21(a). The first sentence of Section 21(a) of the Plan is hereby amended in its entirety to read as set forth below:

         "(a) To the extent not inconsistent with the provisions of this Plan, the Committee shall fix the terms and provisions and restrictions on the offer and sale of Restricted Shares, including the number of shares of Common Stock offered, the purchase price, the portion of future bonuses to be set off against such purchase price (as provided in Section 21(c) of this Plan), and the Restricted Period (as defined in Section 25(a) of this Plan; provided that in no event shall the Committee offer for sale more than 366,500 shares of Common Stock as Restricted Shares under this Plan."

5. EFFECTIVE DATE AND AFFIRMATION. This Amendment shall be effective as of April 24, 2003. Except as amended hereby and the First, Second, Third, and Fourth Amendments, the Plan remains unchanged and in full force and effect.

IN WITNESS WHEREOF, this Fifth Amendment has been executed as of April 25, 2003.

                                   HUFFY CORPORATION


                                   /s/ Nancy A. Michaud
                                   -------------------------------------
                                   Nancy A. Michaud
                                   Vice President - General Counsel
                                   and Secretary